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                                                                   EXHIBIT 10.30


                                 [GUYANOR LOGO]
                                     GUYANOR
                                  RESSOURCES SA


September 30th, 2004                                       STRICTLY CONFIDENTIAL

GOLDEN STAR RESOURCES LTD.
10901 W. Toller Drive
Suite 300
Littleton, Colorado 80127
USA

Attention:  Mr. Peter Bradford, President and Chief Executive Officer

Dear Sirs:

OFFER TO ACQUIRE GROSS ROSEBEL PARTICIPATION RIGHT

Further to our previous discussions Guyanor Ressources SA. ("GRL") is pleased to submit the following offer to Golden Star Resources Ltd. ("GOLDEN STAR") (GRL and Golden Star being the "PARTIES") for its consideration and acceptance. Capitalized terms not otherwise defined herein have the meaning ascribed to them in the Participation Right Agreement (as defined below).

1.    OFFER

1.1 GRL hereby offers (the "OFFER") to enter into, execute and deliver the "ASSIGNMENT AGREEMENT" in the form attached as Exhibit "A" to this letter (the "OFFER LETTER") to give effect to the purchase by GRL or one or more of its Affiliates (collectively "GUYANOR") of Golden Star's right, title and interest in and to the Participation Right in the Gross Rosebel Project in Suriname (as such terms are defined in the "PARTICIPATION RIGHT AGREEMENT" between Golden Star and Cambior Inc. ("CAMBIOR") dated 16th May, 2002), on the terms and subject to the conditions set forth herein.

2     PURCHASE PRICE

2.1 At Closing (as defined in section 3.1 below), Golden Star shall assign to Guyanor, and Guyanor shall purchase from Golden Star the Participation Right and all of the receivables thereunder payable in respect to production from Gross Rosebel after December 31, 2004, for a consideration (the "PURCHASE PRICE") in an amount equal to the sum of "A" + "B" where:

      "A" = U.S. $6,000,000
      "B" = U.S. $6,000,000

        10901 W. TOLLER DRIVE, SUITE 300, LITTLETON, COLORADO 80127, USA
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Participation Right Assignment                                            Page 2

      The Parties shall satisfy their obligations under this section 2.1 by executing and delivering the Assignment Agreement and signing all such other documents and performing all such other acts as may be necessary or desirable to give full force and effect to this Offer.

3     PAYMENT TERMS

3.1 The consideration payable pursuant to "A" in section 2.1 above shall be paid by Guyanor to Golden Star at the time of Closing, as contemplated under section 7.1 hereof (the "CLOSING").

3.2 The consideration payable pursuant to "B" in section 2.1 shall be paid by Guyanor to Golden Star within six months after Closing (the "SECOND CONSIDERATION PAYMENT DATE"), or such later date as the Parties may agree, subject further to the terms of section 3.7.

3.3 In addition to receiving the Purchase Price, Golden Star shall be entitled to receive additional amounts calculated with reference to the cumulative amount of gold produced from Gross Rosebel as follows:

      (a) in respect of all production in excess of 2,000,000 ounces but less than 4,000,000 ounces (the "FIRST ADDITIONAL PAYMENT RIGHT"), Golden Star shall be entitled to receive an amount equal to the amount paid to and received by Guyanor from Cambior pursuant to the Participation Right Agreement in each calendar quarter, subject to a maximum in that calendar quarter of $2.50 per ounce of production; and

      (b) in respect of all production in excess of 4,000,000 ounces up to 7,000,000 ounces (the "SECOND ADDITIONAL PAYMENT RIGHT"), Golden Star shall be entitled to receive an amount equal to the amount paid to and received by Guyanor from Cambior pursuant to the Participation Right Agreement in each calendar quarter, subject to a maximum in that calendar quarter of $5.00 per ounce of production.

3.4 The payments due by Guyanor to Golden Star pursuant to the First Additional Payment Right and the Second Additional Payment Right shall be reduced by the Percentage Interest in the event that Grassalco or any other Government body exercises its right to acquire up to a 20% interest in the Property (the "PERCENTAGE INTEREST"), and with effect from the date of exercise of such right.

3.5 Guyanor shall pay all amounts due to Golden Star pursuant to the First Additional Payment Right and the Second Additional Payment Right within 30 days of receipt of payments from Cambior.

3.6   In the event that GRL does not pay to Golden Star the consideration payable pursuant to "B" in section 2.1 above on the Second Consideration Payment Date (a "Payment Default") GRL shall direct that all payments to GRL from Cambior in accordance with the Participation Right shall be paid directly to Golden Star, and Golden Star shall apply such payments against the outstanding balance of the obligations payable pursuant to "B"
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Participation Right Assignment                                            Page 3

      in section 2.1 above. Such direction shall be delivered to Golden Star at the Closing to be held by Golden Star in escrow and shall not be delivered by Golden Star to Cambior unless and until such time as a Payment Default occurs. Such direction shall cease to have effect when the amounts owed to Golden Star by GRL (along with interest at a rate of 1% per month) have been received in full by Golden Star.

4     REPRESENTATIONS AND WARRANTIES

4.1 In respect of the Assignment, Golden Star hereby represents and warrants to Guyanor as follows:

      (i) the Participation Right Agreement is in full force and effect and has not been amended, and Guyanor shall acquire at Closing good and marketable right, title and interest in and to the Participation Right, free and clear of all Liens;

      (ii) Golden Star is not in breach in any material respect of the Participation Right Agreement;

      (iii) Cambior has given no notice to Golden Star of its intention to abandon the Property;

      (iv) Cambior has given no notice to Golden Star of any potential loss of title or ownership of the Property as a result of any governmental action or otherwise;

      (v) Cambior has no defense or set off against Golden Star that may be asserted against Guyanor in any proceeding to enforce the Participation Right;

      (vi)  Guyanor is an Affiliate of Golden Star; and

      (vii) to the best of its knowledge,

            - Cambior is not in breach of any material respect of the Participation Right Agreement; and

            - there is no claim, suit, action, litigation, arbitration or governmental proceeding in progress, pending or threatened against or relating to, or which prevents or which seeks to prevent the completion of the transactions contemplated hereby.

      All representations and warranties set forth in this section shall be in full force and effect as and from the date of acceptance of the Offer and shall be true and correct at the time of Closing. The representations and warranties set out in section (i) and (v) shall survive, and GRL shall have a right of action for damages against Golden Star in the event of a breach thereof, for an indefinite period following Closing. The representations and warranties set out in section (ii), (iii), (iv), (vi) and (vii) shall survive, and GRL shall have a right of action for damages against Golden Star in the event of a breach thereof, for a period of two years following Closing.
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Participation Right Assignment                                            Page 4

5     INTERIM PERIOD

5.1   From the date of acceptance of the Offer up to the earlier of:

            (i)   the date of Closing as provided under section 7.1;, and

            (ii) the date upon which a Party notifies the other Party in writing, of its intention not to complete the Assignment as a result of the non-fulfillment by the other Party of any of the conditions set forth in article 6.

      (the "INTERIM PERIOD"), Golden Star hereby irrevocably and unconditionally undertakes to refrain from negotiating or concluding any agreement or arrangement with any party other than Guyanor in connection with any of its interest in or to the Participation Right.

5.2 During the Interim Period, Guyanor hereby irrevocably and unconditionally agrees to Golden Star continuing to receive all payments from Cambior paid pursuant to the Participation Right. 6 CONDITIONS PRECEDENT TO CLOSING

6.1 The obligation of GRL to complete the transactions contemplated hereby are subject to the fulfillment of each of the following conditions at Closing:

      (i)   Golden Star has performed its obligations hereunder;

      (ii) there shall not have occurred, during the Interim Period, a material adverse change in the title or general condition of the Participation Right;

      (iii) Golden Star shall have delivered certified copies of resolutions of its board of directors approving and authorizing the transactions contemplated hereby;

      (iv) the Board of Directors of GRL shall have approved this Agreement, which approval GRL shall seek as soon as reasonably possible and in any event shall be obtained on or prior to the date on which GRL's Board approves materials to be sent to its shareholders in connection with the transactions contemplated by this Agreement;

      (v) all approvals, consents, confirmations, documents or authorizations necessary to complete the transactions contemplated hereby are obtained, including, without limitation, GRL having received approval of the transactions contemplated hereby from its shareholders in accordance with Ontario Securities Commission Rule 61-501 and from the stock exchanges upon which Guyanor's shares are traded; and

      (vi) the representations of Golden Star set forth in section 4.1 are true and correct at Closing.

      If the conditions in this section 6.1 remain unfulfilled at Closing, GRL shall be entitled to decline to complete the transactions contemplated hereby without any liability or obligation whatsoever to Golden Star.
      These conditions are for the benefit of GRL and may be waived, in whole or in part, by GRL.
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Participation Right Assignment                                            Page 5

6.2 The obligation of Golden Star complete the transactions contemplated hereby are subject to the fulfillment of each of the following conditions at Closing:

      (i)   GRL has performed its obligations hereunder;

      (ii) all approvals, consents, confirmations, documents or authorizations necessary to complete the transactions contemplated hereby are obtained, including, without limitation, GRL having received approval of the transactions contemplated hereby from its shareholders in accordance with Ontario Securities Commission Rule 61-501 and from the stock exchanges upon which Guyanor's shares are traded; and

      (iii) GRL shall have delivered certified copies of resolutions of its board of directors and shareholders approving and authorizing the transactions contemplated hereby and, GRL's Board of Directors shall have approved this Agreement on or before the date referred to in section 6.1(iv) above.

      If the conditions in this section 6.2 remain unfulfilled at Closing, Golden Star shall be entitled to decline to complete the transactions contemplated hereby without any liability or obligation whatsoever to GRL. These conditions are for the benefit of Golden Star and may be waived, in whole or in part, by Golden Star.

7     CLOSING

7.1 The Closing shall be held on a date to be mutually agreed upon by the Parties but not later than November 15th, 2004], at the offices of Golden Star at 10:00 a.m. Mountain time or at such other time and place as may be agreed by the Parties.

7.2 At Closing, the completion of the transactions contemplated hereby shall be evidenced by the execution or delivery of the Assignment Agreement.

8     EXPENSES

8.1 Each Party hereby agrees to pay its own and all its representatives' fees and expenses incurred in connection with the preparation, negotiation, execution and delivery of this Offer Letter, the Assignment Agreement and any other agreements or documents required to complete the transactions contemplated hereby, provided that Guyanor shall be entitled to receive advances in respect of all such fees and expenses from Golden Star as contemplated by the Restructuring Agreement dated August 13, 2004 made between Guyanor and Golden Star.

9     CONFIDENTIALITY AND PUBLICITY

9.1 The terms and conditions of this Offer Letter together with any other information concerning the transactions contemplated hereby as well as all negotiations in respect of the Assignment Agreement, which may be disclosed by a Party, its directors, officers,
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Participation Right Assignment                                            Page 6

      employees, managers, consultants, agents or Affiliates (collectively, a "DISCLOSING PARTY") and received by the other Party, its directors, officers, employees, managers, consultants, agents or Affiliates (collectively, a "RECIPIENT"), shall be kept strictly confidential. Such obligation shall not apply to any such information which:

      (i) is or becomes known to the public generally through no wrongful act of a Recipient, its directors, officers, employees, managers, agents or Affiliates;

      (ii) is received by a Recipient from a third party who is not, to the best of a Recipient's knowledge, under an obligation of confidentiality to the Disclosing Party;

      (iii) is approved for release by written authorization of the Disclosing Party;

      (iv) was in a Recipient's possession prior to the time of disclosure hereunder; or

      (v) is required to be disclosed by applicable law or order of a court of competent jurisdiction or a recognized stock exchange or government department or agency, provided that the Party making the disclosure hereunder, give reasonable prior notice of such disclosure to the other Party.

9.2 Subject to applicable law, the provisions set forth in this section 9.1 shall be binding and shall take effect from the date of acceptance of the Offer by Golden Star and shall be terminated and cease to have any further force or effect at the later of (i) one (1) year following the termination of the Offer Letter, if applicable, and (ii) one (1) year following the Closing.

9.3 Public announcements or reports (including press releases) by a Party of any information relating to this Offer Letter, the Assignment Agreement, and the transactions contemplated hereby (whether given to a stock exchange or otherwise) shall be made on the basis of agreed texts approved in good faith in advance of issuance by the other Party, such approval not to be unreasonably withheld. For greater certainty, nothing herein shall prevent a Party from complying with the timely disclosure obligations required by applicable law. Each Party (the "REPORTING PARTY") accordingly agrees with the other Party that it will, in advance of reporting to a stock exchange or otherwise, advise the other Party of the text of the proposed report and provide the other Party with the opportunity to make, acting reasonably, comment upon and changes to the form and content thereof before the same is issued. Such comments or changes, as the case may be, shall be communicated to the Reporting Party within a reasonable time having due regard to the urgency of the announcement but, in any event, not later than 24 hours after its communication to the other Party.

10    GOVERNING LAW AND ARBITRATION

10.1  This Offer Letter is, and the Assignment Agreement shall be, made under and shall be governed by and construed in accordance with the laws of the Province of Ontario and
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Participation Right Assignment                                            Page 7

      the laws of Canada applicable therein.

11    GENERAL PROVISIONS

11.1 This Offer Letter shall enure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties. Neither Party shall assign its rights or delegate its obligations hereunder voluntarily or by operation of law, without the prior written consent of the other Party.

11.2 No modification or amendment to this Offer Letter shall be valid unless made in writing and duly executed by the Parties.

11.3 This Offer Letter contains the entire understanding of the Parties and supersedes all prior agreements and understandings between the Parties relating to the subject matter hereof.

11.4 If any term, part or provision of this Offer Letter is declared unenforceable, illegal, or in conflict with any laws to which this Offer Letter and the Assignment are subject, such term, part or provision shall be considered severed from this Offer Letter, the remaining portions thereof shall not be affected and this Offer Letter shall be construed and enforced as if it did not contain that term, part or provision.

12    ACCEPTANCE OF THE OFFER

Golden Star may accept the Offer at any time prior to its expiry by delivering a duly executed copy hereof by return facsimile, original to be couriered to GRL's offices, at the following addresses:

      Guyanor Ressources SA
      c/o Lawson Lundell
      1600 - 925 West Georgia Street
      Vancouver, British Columbia
      Canada V6C 3L2

      Fax: +1 604 608 3283

      Attention:  Directeur-General

The Offer expires at 7:00 p.m., Mountain time on September 30th, 2004, unless extended or withdrawn in writing by GRL prior to its acceptance.

This Offer, when accepted, shall be binding upon the Parties subject to its terms and conditions, as of the time of its acceptance by Golden Star.
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Participation Right Assignment                                            Page 8

Yours truly,

GUYANOR RESSOURCES SA

/s/ J.H. Dunnett

Per: _______________________________________
     Duly Authorized Officer

AGREED AND ACCEPTED AS OF THIS _______ DAY OF SEPTEMBER 2004.



GOLDEN STAR RESOURCES LTD.

Per:  _______________________________________
      Duly Authorized Officer
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\                                 [GUYANOR LOGO]
                                     GUYANOR
                                  RESSOURCES SA

                                   EXHIBIT "A"
                              ASSIGNMENT AGREEMENT

To:   Guyanor Ressources S.A.
      [Guyanor Subco]

The undersigned refers to the Offer Letter made as of the ____ day of September, 2004 among the undersigned, Guyanor Ressources S.A., and [Guyanor Subco]. All capitalized terms have the meanings ascribed to them in the Offer Letter.

Pursuant to the terms of the Offer Letter the undersigned hereby irrevocably assigns to [Guyanor Subco] all of the undersigned's right title and interest in the Participation Right.

Dated at Littleton, Colorado, this ___ day of ____, 2004.



GOLDEN STAR RESOURCES LTD.

By:   ______________________________________
      Authorized Signatory









_______________________________________________________________________________
        10901 W. TOLLER DRIVE, SUITE 300, LITTLETON, COLORADO 80127, USA